Exhibit 99.1

Biovest to Seek Marketing Approval for BiovaxID®

Personalized Lymphoma Cancer Vaccine in Canada

First vaccine to ever seek approval as blood cancer treatment

TAMPA, FL and MINNEAPOLIS, MN – April 10, 2012 – Biovest International, Inc. (OTCQB: “BVTI”), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”), today announced that Biovest is seeking marketing approval in Canada for BiovaxID®, its personalized cancer vaccine for the treatment of follicular non-Hodgkin’s lymphoma, an incurable cancer of the immune system. Biovest plans to file a New Drug Submission (NDS) later this year with Health Canada, the Agency responsible for approving drugs in Canada. If approved, BiovaxID would represent the world’s first cancer vaccine available for lymphoma patients.

Biovest based its decision to pursue Canadian marketing approval following a formal pre-filing advisory meeting with Health Canada’s Biologics and Genetic Therapies Directorate (BGTD). The meeting with the BGTD included a comprehensive presentation of the three BiovaxID clinical trials conducted as part of a nearly decade-long collaboration with the U.S. National Cancer Institute (NCI). The data review included long-term outcomes from two Phase II clinical studies and a controlled, randomized, double-blinded, multi-center Phase III clinical trial. In addition to Company representatives, the BGTD received presentations from two key lymphoma opinion leaders, Larry W. Kwak, M.D., Ph.D., Chairman of the Department of Lymphoma/Myeloma and Associate Director of the Center for Cancer Immunology Research at the University of Texas MD Anderson Cancer Center and Neil L. Berinstein, M.D., Professor of Medicine, University of Toronto and Director of Translational Research, Ontario Institute for Cancer Research.

Carlos F. Santos, Ph.D., Biovest’s Senior Vice President, Product Development & Regulatory Affairs stated, “Our meeting with Canada’s BGTD confirms the comprehensive and robust nature of our clinical data including data from three long-running clinical trials. Importantly, our studies provide a substantial body of evidence of vaccine safety and efficacy, including the first randomized vaccine trial to show benefit in lymphoma and demonstrate that BiovaxID provides patients with an effective and highly-safe vaccination option to complement current treatment options. At the meeting, the BGTD supported the filing of an NDS with Health Canada seeking marketing approval for BiovaxID, thus validating more than 15-years of committed, diligent work conducted by Biovest and the NCI. Accordingly, we continue to move forward with preparations for the future product launch and commercialization assuming we obtain an approval decision for the Canadian market.”

According to M.D. Anderson’s Dr. Kwak, “An urgent need exists for improved post-chemotherapy consolidation therapies for patients with follicular lymphoma. While combination rituximab-chemotherapy regimens available today often induce tumor remissions in the early stages of treatment, these remissions seldom last; most patients relapse within years after discontinuing treatment. Moreover, upon relapse, the eventual development of resistant disease means this disease remains incurable. With BiovaxID, we hope to offer patients a non-immunosuppressive vaccine to consolidate the benefits achievable with modern induction therapy, and in doing so spare them the toxicities and relapses common to lymphoma today.” In 2010, Dr. Kwak was the first active MD Anderson faculty member to be named to TIME Magazine’s “TIME 100” annual list of the 100 most influential people in the world for his contributions to the advancement of cancer vaccines.

Dr. Berinstein, who formerly led the development of cancer vaccines at Sanofi Pasteur, commented on how BiovaxID might be perceived if approved in Canada, “When patients are diagnosed with lymphoma, by definition, their malignant cells have ‘escaped’ the immune system, but by creating a customized vaccine using a target protein exclusively expressed on the cancerous cells, we can add another powerful agent to existing treatment regimens. I’m impressed with the BiovaxID study results to date, and I believe Canadian patients and physicians will embrace a highly safe and effective personalized vaccine approach that recruits the patient’s own immune system to engage in the fight against lymphoma.”

The decision to proceed with an NDS filing in Canada is a significant step in Biovest’s worldwide regulatory strategy. Following the positive meeting result in Canada, Biovest is in the process of conducting other clinical pre-filing meetings in various jurisdictions including with European authorities, the U.S. FDA and potentially other countries as part of the Company’s global commercialization plan for BiovaxID.

Biovest’s President & CEO, Samuel S. Duffey, added, “It is 100% certain that Biovest will seek marketing approval in Canada, which represents a significant potential market opportunity for BiovaxID. Based on the feedback from Health Canada, we have confidence in our ongoing worldwide regulatory strategy to seek marketing approvals in multiple countries, supported by a compelling body of evidence demonstrating the safety and efficacy of BiovaxID.”

About BiovaxID®

Biovest’s lead drug product is BiovaxID®, an autologous active immunotherapy (personalized cancer vaccine) for the treatment of certain B-cell subtypes of non-Hodgkin’s lymphoma, an incurable form of blood cancer. Over the past decade, two Phase II clinical trials and a Phase III clinical trial have demonstrated strong and cumulative evidence with regards to BiovaxID’s safety and efficacy. With regards to safety, all clinical trials to date demonstrate that BiovaxID vaccination is highly safe and poses a nearly vanishingly small toxicity risk relative to approved anti-lymphoma agents. Moreover, BiovaxID provides substantial and durable clinical efficacy with the Phase III clinical trial demonstrating that BiovaxID significantly improves disease-free survival in follicular lymphoma and the Phase II mantle cell lymphoma clinical trial demonstrating that BiovaxID induces strong idiotype-specific T-cell responses which strongly correlate with highly-statistically significant overall survival.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID®, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. In particular (and without limitation), statements regarding the timing of anticipated filing of a New Drug Submission for BiovaxID with Health Canada reflect current expectations but are subject to inherent risks of delay in compilation and finalization of all components of the licensing application. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.